Exhibit 10.25

SUBLEASE AGREEMENT BY AND BETWEEN DELL INTERNATIONAL SERVICES SRL AND SECUREWORKS EUROPE SRL	CONTRACT DE SUBÎNCHIRIERE ÎNCHEIAT DE CĂTRE şI ÎNTRE DELL INTERNATIONAL SERVICES SRL şI SECUREWORKS EUROPE SRL

	SUBLEASE AGREEMENT		CONTRACT DE SUBÎNCHIRIERE

This sublease agreement (the “Agreement”) has been entered into on June 22, 2015 (the “Signing Date”), by and between:		Prezentul Contract de subînchiriere („Contractul”) a fost încheiat la data de 22 Iunie 2015 („Data Semnării”), de către şi între:

(1)	Dell International Services SRL, headquartered at 10A Dimitrie Pompeiu Boulevard, Building C3, floors no. 2, 4, 5 and 6, 2nd District, Bucharest, Romania, registered with the Trade Registry Office under no. J40/21597/2005, having the sole registration code for VAT purposes RO18239575, duly represented by Ms. Janet Bawcom Wright, in her capacity as director (hereinafter referred to as the “Lessor” or “Dell”).	(1)	Dell International Services SRL, având sediul social situat în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea C3, etajele 2, 4, 5 şi 6, sector 2, Bucureşti, România, înregistrată la Oficiul Registrului Comerţului sub nr. J40/21597/2005, având cod unic de înregistrare în scopuri de TVA RO18239575, reprezentată legal prin Dna. Janet Bawcom Wright, în calitatea sa de administrator (denumită în continuare „Locatorul” sau „Dell”)

and		Şi

(2)	SecureWorks Europe SRL, a company currently under incorporation procedures, duly represented by Ms. Janet Bawcom Wright, in her capacity as director (hereinafter referred to as the “Lessee” or “SecureWorks”)	(2)	SecureWorks Europe SRL, o societate aflată în curs de înfiinţare, reprezentată legal prin Dna. Janet Bawcom Wright, în calitatea sa de administrator (denumită în continuare „Locatarul” sau „SecureWorks”)

together hereinafter referred the “Parties” and individually as the “Party”.		împreună denumite în continuare „Părţile” şi în mod individual„Partea”.

WHEREAS:		ÎNTRUCÂT:

(A)	Dell and/or its affiliates currently occupies an aggregate area of 4,545.64 sqm, out of which 4.132,4 sqm represents useful area and 413.24 represents 10% of the common spaces (the “Leased Area”), located at Dimitrie Pompeiu Boulevard, Building C3, floors no. 2, 4, 5 and 6, 2nd District, Bucharest, Romania (the “Building”) as well as additional areas located in the inner parking of the Building (used for air-conditioning equipment units) and several parking	(A)	Dell şi/sau afiliaţii săi ocupă în prezent o suprafaţă totală de 4.545,64 mp, din care 4.132,4 mp reprezintă suprafaţă utilă şi 413,24 mp reprezintă 10% din spaţiile comune („Spaţiul Închiriat”), situate în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea C3, etajele 2, 4, 5 şi 6, sector 2, Bucureşti, România (“Imobilul”) precum şi suprafeţe adiţionale situate în parcarea interioară a Imobilului (utilizate pentru echipamentele de climatizare) şi câteva locuri de parcare, în baza contractului de închiriere

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	places, based on the lease agreement no. 270 of October 15, 2008, as subsequently amended and supplemented (the “Lease Agreement”) concluded between Dell and SC Conect Business Park SA (the “Landlord”);		nr. 270 din data de 15 octombrie 2008, astfel cum a fost ulterior modificat şi completat (“Contractul de Închiriere”) încheiat între Dell şi SC Conect Business Park SA (“Proprietarul”);

(B)	Dell has the right to entirely and/or partially sublease the Leased Area to any of its Affiliates, as defined under the Lease Agreement, in accordance with the provisions of the Article 7.1, paragraph (2) of the Lease Agreement as amended based on the Addendum no. 4 of August 22, 2011;	(B)	Dell are dreptul să subînchirieze total sau parţial Spaţiul Închiriat oricăruia dintre Afiliaţii săi, astfel cum sunt aceştia definiţi în Contractul de Închiriere, în conformitate cu prevederile articolului 7.1, paragraful (2) din Contractul de Închiriere, astfel cum a fost acesta modificat prin Actul Adiţional nr. 4 din data de 22 august 2011;

(C)	the Lessee is one of Dell’s Affiliates, as defined under the Lease Agreement, being under common control with Dell.	(C)	Locatarul este unul dintre Afiliaţii lui Dell, astfel cum sunt aceştia definiţi în Contractul de Închiriere, fiind sub control comun cu Dell.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants set forth in this Agreement, the Parties have agreed as follows:		PRIN URMARE, având în vedere preambulul de mai sus şi prevederile prezentului Contract, Părţile agreează după cum urmează:

1	SCOPE OF THE SUBLEASE	1	OBIECTUL SUBÎNCHIRIERII

1.1	Upon the terms and subject to the conditions set forth in this Agreement, Dell hereby subleases to SecureWorks an area of 796.4 sqm of office space, composed of (i) 724 sqm – useful area and (ii) 72.4 sqm - representing 10% of the common area, located on the 6th floor within the building located at 10A Dimitrie Pompeiu Boulevard, Building named “C3”, 2nd District, Bucharest, Romania (the “Subleased Area”) as evidenced in Schedule A - Plan of the Subleased Area.	1.1	Conform termenilor şi sub rezerva condiţiilor prevăzute în prezentul Contract, prin prezentul Dell subînchiriază către SecureWorks, o suprafaţă de 796,4 mp spaţiu de birouri, compusă din: (i) 724 mp – suprafaţă utilă şi (ii) 72,4 mp reprezentând 10% spaţii comune, situată la etajul 6 în clădirea localizată în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea denumită “C3”, sector 2, Bucureşti, România (“Spaţiul Subînchiriat”), astfel cum este evidenţiat în Anexa A - Planul Spaţiului Subînchiriat.

1.2	The Subleased Area shall be used as office space and registered headquarters of the Lessee.	1.2	Spaţiul Subînchiriat va fi folosit cu destinaţia de spaţiu de birouri şi sediu social înregistrat al Locatarului.

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1.3	The Lessee shall have the right to use the Subleased Area together with the related utilities and facilities during the Term of the Agreement, as below defined.	1.3	Locatarul va avea dreptul să utilizeze Spaţiul Subînchiriat împreună cu toate utilităţile şi facilităţile aferente acestora pe Durata Contractului, astfel cum este definită mai jos.

2	LEASE TERM	2	DURATA CONTRACTULUI

2.1	The term of this Agreement (“Term of the Agreement”) shall commence as of the Signing Date, and shall be terminated on September 21, 2016 (the „Expiry Date”).	2.1	Durata prezentului Contract („Durata Contractului”), va începe la Data Semnării şi se va încheia la data de 21 septembrie 2016 („Data Expirării”).

2.2	The Term of the Agreement can be extended upon written consent of the Parties. On the Expiration Date, the Parties may decide upon the extension of the Term of this Agreement provided that either Party serves to the other Party in this respect at least 60 (sixty) – day prior written notice, before the Expiration Date.	2.2	Durata Contractului se poate prelungi prin acordul scris al Părţilor. La Data Încetării, Părţile pot decide prelungirea Duratei Contractului, în măsura în care oricare dintre Părţi transmite celeilalte Părţi în acest sens o notificare scrisă cu cel puţin 60 (şaizeci) de zile înainte de Data Expirării.

3	RENT	3	CHIRIA

3.1	For the purposes of this Agreement, the Lessee shall owe to the Lessor a rent in the amount of $35,317.71 (VAT included) (the “Rent”) calculated on a monthly basis throught the Term, due and payable in accordance with the provisions of Article 3.2 below.	3.1	În scopul prezentului Contract, Locatarul va datora Locatorului o chirie în valoare de 35.317,71 USD (TVA inclus) (“Chiria”) calculată lunar pe Durata Contractului, scadentă şi plătibilă în conformitate cu prevederile articolului 3.2 de mai jos.

3.2	The payment of the Rent will be made on a quarterly basis, on the first day of each relevant quarter or if such day is not a business day, then on the immediately following business day (the “Payment Day”), for the entire quarter when the respective Payment Day occurs, by bank transfer to the Dell’s bank account indicated in the appropriate invoice or other notification sent to the Lessee in this respect.	3.2	Plata Chiriei se va face trimestrial, în prima zi a trimestrului relevant sau în cazul în care aceasta nu este o zi lucrătoare, plata se va face în ziua lucrătoare imediat următoare (“Zi de Plată”), pentru întregul trimestru în care intervine Ziua de Plată, prin transfer bancar în contul bancar al lui Dell indicat în factura corespunzătoare sau în altă notificare transmisă Locatarului în acest scop.

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3.3	The Parties hereby agree that the value of the Rent as set out herein shall include the performance of the following services by Dell in favor of SecureWorks:		3.3	Părţile agrează ca valoarea Chiriei, astfel cum a fost stabilită în prezentul Contract va include prestarea următoarelor servicii de către Dell în favoarea SecureWorks:

	3.3.1	Performance of all maintenance and repair services;		3.3.1	Execuţia tuturor serviciilor de întreţinere şi reparaţii;

	3.3.2	Required insurance to be in compliance with local laws;		3.3.2	Asigurarea obligatorie conform prevederilor legislaţiei locală;

	3.3.3	Provision of all utilities, including HVAC, electricity and water;		3.3.3	Furnizarea tuturor utilităţilor inclusiv căldură, aer condiţionat, energie electrică şi apă;

	3.3.4	Provision of janitorial services;		3.3.4	Furnizarea de servicii de curăţenie;

	3.3.5	Provision of shared office equipment, including photocopiers, and mail service;		3.3.5	Furnizarea de echipament de birou cu utilizare comună, inclusiv fotocopiatoare, precum şi servicii de corespondenţă prin poştă;

	3.3.6	Provision of office furniture to perform duties;		3.3.6	Furnizarea de mobilier de birou în vederea desfăşurării activităţii;

	3.3.7	Provision of physical security to the facility premises;		3.3.7	Furnizarea de servicii de pază cu prezenţă la sediu;

	3.3.8	Use of parking on the facility premises per the applicable building rules.		3.3.8	Utilizarea spaţiilor de parcare de la sediu în conformitate cu regulamentul în vigoare privind clădirea.

4	DELIVERY OF THE SUBLEASED AREA. CONDITIONS OF THE PREMISES		4	PREDAREA SPATIULUI SUBÎNCHIRIAT. CONDITIILE SPATIULUI

4.1	Dell will hand over to the Lessee the Subleased Area in “as is” condition on the Signing Date, based on a delivery protocol.		4.1	Dell va preda Locatarului Spaţiul Subînchiriat în starea în care se află acesta la Data Semnării Contractului, pe bază de proces verbal de predare-primire.

4.2	The Lessee hereby undertakes to preserve its costs the conditions of the Subleased Area during the Term of the Agreement and following any extension thereof.		4.2	Locatarul se obligă prin prezentul Contract să păstreze pe costurile sale condiţiile Spaţiului Subînchiriat pe Durata Contractului sau ca urmare a oricărei prelungiri a acesteia.

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4.3	The Lessee shall not perform any structural or material changes in the Leased Area without the Lessor’s prior written consent. Such consent may be rejected inclusively as a result of a Landlord’s decision and/or in consideration of the terms and conditions of the Lease Agreement.	4.3	Locatarul nu va efectua modificări structurale sau esenţiale în Spaţiul Subînchiriat fără acordul prealabil al Locatorului. Acest acord poate fi refuzat inclusiv ca urmare a unei decizii a Proprietarului şi/sau în considerarea termenilor şi condiţiilor Contractului de Închiriere.

4.4	The Lessee shall return the Leased Area to Dell upon the termination of this Agreement in the same conditions in which the Leased Area was delivered, normal wear and tear excepted.	4.4	Locatarul va înapoia Spaţiul Subînchiriat la încetarea Contractului în aceeaşi stare în care a fost predat, cu excepţia uzurii normale.

5	REPAIR AND MAINTENANCE WORKS	5	LUCRĂRI DE REPARATII SI INTRETINERE

5.1	The Lessee shall grant access to Dell and/or the Landlord and their authorized proxies within the Leased Area for the purposes of performing any repairs and/or maintenance works in their charge and shall allow the inspection of the Leased Area at any time, on a basis of a prior notice.	5.1	Locatarul va acorda accesul lui Dell şi/sau Proprietarului sau reprezentanţilor lor autorizaţi în cadrul Spaţiului Subînchiriat în scopul executării oricăror reparaţii şi/sau lucrări care sunt în sarcina acestora şi va permite inspecţia Spaţiului Subînchiriat în orice moment, în baza unei notificări prealabile.

5.2	Dell shall bear the expenses, if any, in connection with any structural or material alterations necessary for the maintenance of the Leased Area (including the ones related to the locative repairs).	5.2	Dell va suporta cheltuielile, dacă este cazul, referitoare la orice modificări structurale sau sau esenţiale necesare pentru întreţinerea Spaţiului Subînchiriat, inclusiv cele aferente reparaţiilor locative.

6	EXPENSES AND UTILITIES CHARGES	6	CHELTUIELI SI COSTURI CU UTILITĂTILE

6.1	The Lessee shall pay for all damages to the Leased Area and/or the Building, if caused by the Lessee and/or any of its employees, agents, contractors, guests and/or any other persons authorized by the Lessee, save for the usual wear and tear.	6.1	Locatarul va plăti toate daunele cauzate Spaţiului Subînchiriat şi/sau Imobilului de către Locatar şi/sau oricare dintre angajaţii, agenţii, contractanţii, invitaţii acestuia şi/sau orice alte persoane autorizate de către Locatar, cu excepţia uzurii normale.

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6.2	As a result of the use of the Subleased Area, the Lessee shall pay for all the utilities related to the respective Leased Area, including but not limited to electricity, water, sewer and telephone, calculated pro rata with the surface of the subleased premises.		6.2	Ca urmare a folosirii Spaţiului Subînchiriat, Locatarul va plăti toate utilităţile aferente respectivului Spaţiu Subînchiriat, inclusiv, dar fără a se limita la electricitate, apă, canalizare şi telefon, calculate proporţional cu suprafaţa subînchiriată.

6.3	The Lessee will pay the utilities on a quarterly basis, based on the corresponding invoices issued by the Lessor in this respect.		6.3	Locatarul va plăti utilităţile trimestrial, pe baza facturilor corespunzătoare emise de către Locatar în acest sens.

7	TERMINATION		7	ÎNCETAREA

7.1	The Agreement may be terminated in the following cases:		7.1	Contractul poate fi încetat în următoarele situaţii:

	7.1.1	by mutual consent of both Parties;		7.1.1	prin acordul Părţilor;

	7.1.2	by either Party, at any time, with a prior written notice of 15 (fifteen) days addressed to the other Party;		7.1.2	de către oricare dintre Părţi, în orice moment, cu un preaviz de 15 (cincisprezece) zile adresat celeilalte Părţi;

	7.1.3	on the Expiry Date, provided that the Parties do not agree upon the extension of the Term of the Agreement as per the provisions of the Article 2.2;		7.1.3	la Data Expirării în măsura în care Părţile nu hotărâsc de comun acord prelungirea Termenului Contractului conform prevederilor articolului 2.2;

	7.1.4	in case the Leased Area is destroyed, significantly damaged or if it becomes unsuitable for use in accordance with the purposes of this Agreement, irrespective of the cause;		7.1.4	în cazul în care Spaţiul Subînchiriat este distrus, afectat semnificativ sau nu poate fi folosit conform scopului acestui Contract, indiferent de cauză;

	7.1.5	in case the right of the Lessor to use the Leased Area ceases, irrespective of the cause of the same.		7.1.5	în cazul în care încetează dreptul Locatorului de utiliza Spaţiul Închiriat, indiferent de cauza de încetare.

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8	ASSIGNMENT AND SUBLEASE		8	CESIUNE şI SUBÎNCHIRIERE

8.1	The Lessee shall not assign or transfer any right or obligation under this Agreement without the prior written consent of Dell.		8.1	Locatarul nu va cesiona sau transfera niciun drept sau obligaţie prevăzută în prezentul Contract, fără acordul prealabil în scris al lui Dell.

9	AGREEMENT SUBJECT TO LEASE AGREEMENT		9	CONTRACTUL CONDIŢIONAT DE CONTRACTUL DE ÎNCHIRIERE

9.1	This Agreement is subject to and subordinated to the Lease Agreement, a copy of which is attached hereto as Schedule B, and which constitutes part of this Agreement.		9.1	Contractul este condiţionat de şi este subordonat Contractului de Închiriere a cărui copie este ataşată prezentului ca Anexa B şi care constituie parte integrantă din Contract.

10	GOVERNING LAW AND DISPUTE RESOLUTION		10	LEGEA APLICABILĂ şI SOLUŢIONAREA LITIGIILOR

10.1	This Lease and the contractual and extra-contractual rights and obligations of the Parties hereunder shall be governed by and construed in accordance with the Romanian law.		10.1	Prezentul Contract de Închiriere şi drepturile şi obligaţiile contractuale şi extra-contractuale ale Părţilor prevăzute în prezentul contract vor fi guvernate de şi interpretate în conformitate cu legislaţia română.

10.2	Any dispute (if not settled amicably by the Parties within 30 (thirty) days as of its occurrence) will be referred to the Romanian courts of competent jurisdiction.		10.2	Orice litigiu (dacă acesta nu este soluţionat pe cale amiabilă de către Părţi în termen de 30 (treizeci) de zile de la apariţia sa) va fi înaintat instanţelor competente din România.

11	MISCELLANEOUS		11	PREVEDERI DIVERSE

11.1	Notifications		11.1	Notificări

	11.1.1	All notices, applications or other communications (the “Notifications”) served by either Party in accordance with this		11.1.1	Toate notificările, cererile sau alte comunicări (“Notificările”), transmise de către oricare dintre Părţi conform Contractului vor fi valabile

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		Agreement shall be effective if it is in writing, sent to the addresses mentioned above or to any address subsequently communicated by the Parties. The Notification under this Agreement shall be sent by personal delivery, facsimile, registered letter with confirmation of receipt or internationally-known messenger service;			numai dacă sunt realizate în formă scrisă şi transmise la adresele menţionate mai sus sau la orice adrese comunicate ulterior de către Părţi. Notificările în baza Contractului se vor efectua prin înmânare, fax, scrisoare recomandată cu confirmare de primire sau serviciu de curierat de reputaţie internaţională;

	11.1.2	The Notification shall be considered delivered when personally handed over to the authorized representatives of the Party to whom the communication is addressed, as of the date indicated on the facsimile confirmation or on the date indicated on the receipt confirmation signed by the addressee upon the receipt of the notification by registered letter or by messenger service;		11.1.2	Notificarea se va considera ca fiind transmisă când va fi înmânată personal reprezentantului Părţii căreia îi este adresată comunicarea, la data menţionată pe confirmarea de primire a faxului sau la data indicată pe confirmarea de primire semnată de către destinatar în cazul livrării notificării prin scrisoare recomandată sau prin serviciu de curierat.

	11.1.3	A Party may change its notice details on giving notice to the other Party of the change in accordance with this Article 11.1. New notice will only be effective if sent no sooner than 5 (five) days after the letter changing notice details has been received.		11.1.3	O Parte îşi poate modifica informaţiile de contact prin transmiterea unei notificări celeilalte Părţi în acest sens în conformitate cu prezentul Articol 11.1. Noua notificare va fi valabilă numai dacă aceasta a fost transmisă nu mai devreme de 5 (cinci) zile după primirea comunicării privind modificarea informaţiilor de contact.

11.2	Severability		11.2	Independenţa Clauzelor

	Should any provision of this Agreement be deemed invalid, illegal or unenforceable for any reason, this shall not affect the legality, validity and enforceability of the remaining provisions hereof. In such cases, the Parties undertake to amend, supplement			În cazul în care orice prevedere din prezentul Contract este considerată nevalabilă, ilegală sau neaplicabilă din orice motiv, aceasta nu va afecta legalitatea, valabilitatea şi aplicabilitatea celorlalte prevederi ale contractului. În acest caz, Părţile se obligă să modifice, să completeze sau să înlocuiască

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	or substitute all and any such invalid, illegal or unenforceable provisions with legal, enforceable and valid provisions which would produce the economic result previously intended by the Parties, without renegotiation of any material provisions of this Agreement.		toate şi oricare astfel de prevederi nevalabile, ilegale sau neaplicabile cu prevederi legale, aplicabile şi valabile, producând rezultatul economic avut în vedere de Părţi, fără renegocierea oricăror prevederi importante din prezentul Contract.

11.3	Amendments	11.3	Modificări

	The Agreement may not be amended, supplemented or changed, nor may any provision of this Agreement be waived, except by in writing, pursuant to an addendum executed by both Parties.		Contractul nu poate fi modificat sau completat, iar nicio prevedere din prezentul Contract nu poate face obiectul unei renunţări, cu excepţia cazului în care această modificare, completare sau renunţare este realizată în formă scrisă, în baza unui act adiţional semnat de ambele Părţi.

11.4	Entire Agreement	11.4	Întregul Contract

	This Agreement is the result of the Parties’s negotiations, has been concluded in good-faith and replaces and supersedes all previous arrangements and agreements of the Parties, written/verbal, related to the scope of the Agreement.		Acest Contract este rezultatul negocierilor dintre Părţi, a fost încheiat cu bună-credinţă, înlocuieşte şi prevalează faţă de toate acordurile şi înţelegerile anterioare dintre Părţi, verbale/scrise, cu privire la obiectul Contractului.

11.5	Schedules	11.5	Anexe

	The following Schedules will be deemed part of this Agreement:		Următoarele Anexe vor fi considerate ca făcând parte din prezentul Contract:

	(i) Schedule A – Plan of the Subleased Area;		(i) Anexa A – Planul Spaţiului Subînchiriat;

	(ii) Schedule B - Lease agreement no. 270 of October 15, 2008 as further amended and supplemented;		(ii) Anexa B – Contractul de închiriere nr. 270 din data de 15 octombrie 2008, astfel cum a fost ulterior modificat şi completat;

12	REGISTRATION OF THE AGREEMENT	12	ÎNREGISTRAREA CONTRACTULUI

12.1	In accordance with the provisions of Law no. 7/1996 regarding the cadastral and real estate publicity, as further amended and supplemented, the Parties hereby expressly agree upon the registration of	12.1	În conformitate cu prevederile Legii 7/1996 privind cadastrul şi publicitatea imobiliară, cu modificările şi completările ulterioare, Părţile acceptă prin prezentul Contract înregistrarea acestuia în Cartea Funciară nr. 215138 (fosta 86946), Bucureşti, sector 2, aparţinând Spaţiului Subînchiriat.

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	this Agreement in the Land Book no. 215138 (former 86946), Bucharest, 2nd District, pertaining to the Leased Area.

12.2	The Lessee is entitled to register this Agreement and with the competent Trade Registry for the purposes of establishing the registered headquarters of the Lessee.	12.2	Locatarul are dreptul să înregistreze Contractul la Registrul Comerţului competent în scopul stabilirii sediului social al Locatarului.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first mentioned hereinabove, in two (2) original counterparts in bilingual version, English in Romanian, one for each Party. In case of any discrepancies between the English version and the Romanian version, the Romanian version will prevail.		DREPT MĂRTURIE A CELOR DE MAI SUS, Părţile au semnat prezentul Contract la data menţionată mai sus, în două (2) exemplare originale în versiune bilingvă, în limba engleză şi în limba română, câte unul pentru fiecare Parte. În cazul unor discrepanţe între versiunea în limba engleză si versiunea în limba română, versiunea în limba română va prevala.

Lessor / Locator		Lessee / Locatar

Dell International Services SRL		SecureWorks Europe SRL

By / Prin:	/s/ Janet B. Wright	By / Prin:	/s/ Janet B. Wright

Name / Nume:	Janet Bawcom Wright	Name / Nume:	Janet Bawcom Wright

Title / Funcţie:	Director / Administrator	Title / Funcţie:	Director / Administrator

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ADDENDUM TO THE SUBLEASE AGREEMENT OF JUNE 22, 2015 BY AND BETWEEN DELL INTERNATIONAL SERVICES SRL AND SECUREWORKS EUROPE SRL	ACT ADIŢIONAL LA CONTRACTUL DE SUBÎNCHIRIERE DIN DATA DE 22 IUNIE 2015 ÎNCHEIAT DE CĂTRE şI ÎNTRE DELL INTERNATIONAL SERVICES SRL şI SECUREWORKS EUROPE SRL

	ADDENDUM NO. 1 TO THE SUBLEASE AGREEMENT OF JUNE 22, 2015		ACT ADIŢIONAL NR. 1 LA CONTRACTUL DE SUBÎNCHIRIERE DIN DATA DE 22 IUNIE 2015

This addendum to the sublease agreement of June 22, 2015 (this “Addendum”) has been entered into on July 29, 2015 (the “Signing Date”), by and between:		Prezentul act adiţional la contractul de subînchiriere din data de 22 Iunie 2015 („Actul Adiţional”) a fost încheiat la data de 29 Iulie 2015 („Data Semnării”), de către şi între:

(3)	Dell International Services SRL, headquartered at 10A Dimitrie Pompeiu Boulevard, Building C3, floors no. 2, 4, 5 and 6, 2nd District, Bucharest, Romania, registered with the Trade Registry Office under no. J40/21597/2005, having the sole registration code for VAT purposes RO18239575, duly represented by Ms. Janet Bawcom Wright, in his/her capacity as director (hereinafter referred to as the “Lessor” or “Dell”).	(3)	Dell International Services SRL, având sediul social situat în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea C3, etajele 2, 4, 5 şi 6, sector 2, Bucureşti, România, înregistrată la Oficiul Registrului Comerţului sub nr. J40/21597/2005, având cod unic de înregistrare în scopuri de TVA RO18239575, reprezentată legal prin Dna. Janet Bawcom Wright, în calitatea sa de administrator (denumită în continuare „Locatorul” sau „Dell”)

and		Şi

(4)	SecureWorks Europe SRL, headquartered at 10A Dimitrie Pompeiu Boulevard, Building C3, 6th floor, 2nd District, Bucharest, Romania, registered with the Trade Registry Office under no. J40/7741/2015, having the sole registration code 34696765, duly represented by Ms. Janet Bawcom Wright, in his/her capacity as director (hereinafter referred to as the “Lessee” or “SecureWorks”)	(4)	SecureWorks Europe SRL, având sediul social situat în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea C3, etajul 6, sector 2, Bucureşti, România, înregistrată la Oficiul Registrului Comerţului sub nr. J40/7741/2015, având cod unic de înregistrare 34696765, reprezentată legal prin Dna. Janet Bawcom Wright, în calitatea sa de administrator (denumită în continuare „Locatarul” sau „SecureWorks”)

together hereinafter referred the “Parties” and individually as the “Party”.		împreună denumite în continuare „Părţile” şi în mod individual„Partea”.

WHEREAS:		ÎNTRUCÂT:

(D)	the Parties have concluded the Sublease Agreement of June 22, 2015 (the	(D)	Părţile au încheiat Contractul de Subînchiriere din data de 22 Iunie 2015

	“Sublease Agreement”) with respect to the Subleased Area on the 6th floor within the building located at 10A Dimitrie Pompeiu Boulevard, Building named “C3”, 2nd District, Bucharest, Romania;		(“Contractul de Subînchiriere”) cu privire la Spaţiul Subînchiriat de la etajul 6 în clădirea localizată în Bulevardul Dimitrie Pompeiu nr. 10A, clădirea denumită “C3”, sector 2, Bucureşti, România;

(E)	the Sublease Agreement includes a calculation error in Section 3 – Rent –with respect to the amount of the Rent owed by the Lessee to the Lessor;	(E)	Contractul de Subînchiriere include o eroare de calcul în Secţiunea 3 – Chiria – cu privire la valoarea Chiriei datorate de către Locatar Locatorului;

(F)	the Parties have decided to rectify the above mentioned error and to properly amend and/or supplement related terms and conditions of the Sublease Agreement being agreed that, except otherwise expressly stated in this Addendum, all the other provisions of the Sublease Agreement will remain in full force and effect. Additionally, unless the context otherwise requires or unless otherwise expressly stated in this Addendum, the capitalized terms shall have the meaning set forth in the Sublease Agreement	(F)	Părţile au decis să rectifice eroarea mai sus menţionată şi să modifice şi/sau să completeze corespunzător termenii şi condiţiile relevante ale Contractului de Subînchiriere, agreându-se faptul că, exceptând cazul în care există dispoziţii contrare exprese în prezentul Act Adiţional, toate celelalte prevederi ale Contractului de Închiriere vor rămâne în vigoare. De asemenea, cu excepţia cazului în care contextul impune contrariul sau cu excepţia cazului în care există dispoziţii contrare exprese în prezentul Act Adiţional, termenii scrişi cu majusculă vor avea înţelesul atribuit acestora în Contractul de Subînchiriere.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants set forth in this Addendum, the Parties have agreed as follows:		PRIN URMARE, având în vedere preambulul de mai sus şi prevederile prezentului Contract, Părţile agreează după cum urmează:

13	AMENDMENT OF THE SUBLEASE AGREEMENT	13	MODIFICAREA CONTRACTULUI DE SUBÎNCHIRIERE

13.1	Upon the terms and subject to the conditions set forth in this Addendum, the Parties decide to rectify the material error in the Section 3 – Rent – of the Sublease Agreement. Thus the clause 3.1. shall be further read as follows:	13.1	Conform termenilor şi sub rezerva condiţiilor prevăzute în prezentul Act Adiţional, Părţile decid să rectifice eroarea materială din Secţiunea 3 – Chiria – a Contractului de Subînchiriere. Astfel, clauza 3.1. se va citi în continuare după cum urmează:

	“3.1 For the purposes of this Agreement, the Lessee shall owe to the Lessor a rent in the amount of $28,598.99 (plus VAT),		“3.1 În scopul prezentului Contract, Locatarul va datora Locatorului o chirie în valoare de 28.598,99 USD (TVA plus),

	(the “Rent”) calculated on a monthly basis throught the Term, due and payable in accordance with the provisions of Article 3.2 below.”		(“Chiria”) calculată lunar pe Durata Contractului, scadentă şi plătibilă în conformitate cu prevederile articolului 3.2 de mai jos”.

13.2	This Addendum shall produce legal effects to the benefit of and be binding on the Parties hereto and their respective successors and shall be fully applicable starting with the calculation of the Rent owed for the first quarter during which the Lessee used the Subleased Area as per the provisions of the Sublease Agreement.	13.2	Prezentul Act Adiţional îşi va produce efectele în beneficiul şi va fi opozabil Părţilor şi succesorilor acestora şi va fi pe deplin aplicabil începând cu calculul Chiriei datorate pentru primul trimestru în cadrul căruia Locatarul a folosit Spaţiul Subînchiriat conform prevederilor Contractului de Subînchiriere.

IN WITNESS WHEREOF, the Parties have signed this Addendum on the date first mentioned hereinabove, in two (2) original counterparts in bilingual version, English in Romanian, one for each Party. In case of any discrepancies between the English version and the Romanian version, the Romanian version will prevail.		DREPT MĂRTURIE A CELOR DE MAI SUS, Părţile au semnat prezentul Act Adiţional la data menţionată mai sus, în două (2) exemplare originale în versiune bilingvă, în limba engleză şi în limba română, câte unul pentru fiecare Parte. În cazul unor discrepanţe între versiunea în limba engleză si versiunea în limba română, versiunea în limba română va prevala.

Lessor / Locator		Lessee / Locatar

Dell International Services SRL		SecureWorks Europe SRL

By / Prin:	/s/ Janet B. Wright	By / Prin:	/s/ Janet B. Wright

Name / Nume:	Janet Bawcom Wright	Name / Nume:	Janet Bawcom Wright

Title / Funcţie:	Director / Administrator	Title / Funcţie:	Director / Administrator